SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                              (Amendment No. ___)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/_/   Preliminary Proxy Statement

/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/   Definitive Proxy Statement

/_/   Definitive Additional Materials

/_/   Soliciting Materials Pursuant to Section 240.14a-12

                  Alliance New York Municipal Income Fund, Inc.

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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required.

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      (1) Title of each class of securities to which transaction applies:

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      pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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

[LOGO]
[A/B]


                 ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.

                          1345 Avenue of the Americas
                           New York, New York 10105
                           Toll Free (800) 221-5672

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                August 3, 2015

To the shareholders of Alliance New York Municipal Income Fund, Inc. (the
"Fund"):

Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of the Fund, a Maryland corporation, will be held at the office of the Fund, 1345 Avenue of the Americas, 41/st/ Floor, New York, New York 10105, on August 3, 2015 at 3:30 p.m., Eastern Time, to consider and vote solely upon a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution, as described more fully in the accompanying Proxy Statement dated June 8, 2015.

Any shareholder of record of the Fund at the close of business on May 21, 2015 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors,

Emilie D. Wrapp
Secretary

New York, New York
June 8, 2015

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                            YOUR VOTE IS IMPORTANT

Please indicate your voting instructions on the enclosed Proxy Card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. You may also, by telephone or through the Internet, authorize proxies to cast your vote. To do so, please follow the instructions on the enclosed Proxy Card. Your vote is very important no matter how many shares you own. Please complete, date, sign and return your proxy promptly in order to save the Fund any additional cost of further proxy solicitation and in order for the Meeting to be held as scheduled.

--------------------------------------------------------------------------------

The [A/B] Logo is a service mark of AllianceBernstein and AllianceBernstein(R) is a registered trademark used by permission of its owner, AllianceBernstein L.P.

                                PROXY STATEMENT

                 ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.

                             QUESTIONS AND ANSWERS

Q. WHAT IS THIS DOCUMENT AND WHY DID WE SEND IT TO YOU?

A. This booklet contains the Notice of Special Meeting of Stockholders of Alliance New York Municipal Income Fund, Inc. (the "Fund") and Proxy Statement, which include information you should review before voting on the proposal to liquidate and dissolve the Fund (the "Liquidation") pursuant to the Plan of Liquidation and Dissolution (the "Plan"), a form of which is attached to the Proxy Statement as Exhibit A, that will be presented at a Special Meeting of Stockholders (the "Meeting") on August 3, 2015.

   On May 5-7, 2015, the Fund's Board of Directors (the "Board" or the "Directors") approved and declared advisable the Liquidation and directed that the Liquidation be submitted to the shareholders for approval at the Meeting. You are receiving this proxy material because you own shares of the Fund. Each shareholder of record of the Fund as of the close of business on Thursday, May 21, 2015 (the "Record Date") has the right under applicable legal requirements to vote on the Liquidation. The Liquidation will not occur unless approved by a majority of the votes entitled to be cast by the holders of the Fund's common stock and holders of the Fund's preferred stock ("Preferred Shareholders"), voting together as a single class.

Q. WHO IS ASKING FOR MY VOTE?

A. The Board is asking you to vote at the Meeting regarding the proposed Liquidation, as set forth in the Plan.

Q. WHO IS ELIGIBLE TO VOTE?

A. Shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. If you owned shares on the Record Date, you have the right to vote, even if you later sell or have sold the shares.

   The holders of the Fund's common stock and preferred stock vote together as a single class. Each share is entitled to one vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders' instructions. If you sign and return a proxy card but do not fill in a vote, your shares will be voted "FOR" the Liquidation.

Q. HOW WILL THE LIQUIDATION WORK?

A. If the Fund's shareholders approve the Liquidation, the Fund immediately thereafter will not engage in any business activities except to wind up its business, convert its portfolio securities to cash, and make one or more liquidating distributions to shareholders. More information on liquidating distributions is provided under "Summary of the Plan--Liquidating Distributions" in the Proxy Statement.

Q. WHY IS THE LIQUIDATION BEING PROPOSED?

A. In recommending the Liquidation for approval by the shareholders, Fund management and the Board considered a variety of factors. These included the Fund's relatively small size and increasingly significant ownership of the Fund by activist shareholders, the potential adverse consequences to the Fund of activities by such shareholders and the recent trading discount. Fund management and the Board also considered the unlikelihood that a proposal to merge the Fund into another investment company or convert the Fund into an open-end investment company would be approved by shareholders. Fund management and the Board determined that, on balance, the Liquidation would be in the best interests of the Fund and its shareholders.

   If approved by the Fund's shareholders, the Liquidation will allow shareholders of the Fund's common stock to realize full net asset value for their common shares (and avoid the discount that such shareholders would currently realize if they sold their shares in the market), and permit Preferred Shareholders to receive the liquidation preference amount for their shares. In addition, the Board believes that an orderly liquidation of the Fund's portfolio holdings will provide greater shareholder value than alternative measures to address the Fund's size, activist shareholders, and trading discount issues, such as merging or open-ending the Fund or conducting a tender offer. In light of these factors, and after careful deliberation, the Board declared advisable, approved, and recommended that the Fund's shareholders approve, the Liquidation.

   If the Fund's shareholders do not approve the Liquidation, the Directors will consider whether another course of action would benefit the Fund and its shareholders. Please review the Proxy Statement for a more detailed discussion about the reasons for the proposed Liquidation.

Q. WHEN WILL THE LIQUIDATION AND DISTRIBUTIONS TO SHAREHOLDERS OCCUR?

A. If the Fund's shareholders approve the Liquidation, then, as described in greater detail in the Proxy Statement, the Fund's assets will be distributed to shareholders as soon as reasonably practicable after all of the Fund's liabilities and expenses have been paid (or arranged to be paid) and a determination has been made as to which shareholders are entitled to receive payment of such liquidating distributions.

Q. WHY IS THE BOARD REQUESTING MY VOTE?

A. Maryland law and the Fund's Charter require the Fund to obtain shareholder approval prior to the liquidation and dissolution of the Fund. Consequently, the Board is seeking your vote on the Liquidation.

Q. HOW DOES THE BOARD RECOMMEND I VOTE?

A. The Board recommends that you vote "FOR" the Liquidation.

Q. HOW CAN I VOTE MY SHARES?

A. Please follow the instructions included on the enclosed Proxy Card.

Q. WHAT IF I WANT TO REVOKE MY PROXY?

A. You can revoke your proxy at any time prior to its exercise by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) signing and delivering to the Secretary another proxy of a later date, or (iii) voting in person at the Meeting.

Q. WHOM DO I CALL IF I HAVE QUESTIONS REGARDING THE PROXY?

A. You can call the proxy solicitor at (877) 632-0901.

                                PROXY STATEMENT

                 ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.
                          1345 Avenue of the Americas
                           New York, New York 10105

                               -----------------

                        SPECIAL MEETING OF STOCKHOLDERS

                                August 3, 2015

                               -----------------

                                 INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" or the "Directors") of Alliance New York Municipal Income Fund, Inc. (the "Fund"), a Maryland corporation, to be voted at a Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the office of the Fund, 1345 Avenue of the Americas, New York, New York 10105, on Monday, August 3, 2015 at 3:30 p.m., Eastern Time. The solicitation will be primarily by mail and the cost will be borne by the Fund. The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are being mailed to shareholders on or about June 10, 2015.

Any shareholder who owned shares of the Fund at the close of business on May 21, 2015 (the "Record Date") is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. The holders of the Fund's common stock ("Common Shareholders") and preferred stock ("Preferred Shareholders") vote together as a single class. Each share is entitled to one vote.

As permitted by law, only one copy of this Proxy Statement may be delivered to the shareholders of the Fund residing at the same address, unless such shareholders have notified the Fund of their desire to receive multiple copies of the shareholder reports and proxy statements that the Fund sends. The Fund will promptly deliver, upon request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. If you would like to receive an additional copy, please call (800) 227-4618 or write to Maria Brison at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105. Shareholders wishing to receive separate copies of the Fund's shareholder reports and proxy statements in the future, and shareholders sharing an address that wish to receive a single copy if they are currently receiving multiple copies, should also send a request as indicated.

Important Notice Regarding Availability of Proxy Materials for the Special Meeting to Be Held on Monday, August 3, 2015. The Proxy Statement is available on the Internet at www.abglobal.com/abfundsproxy.

                                   PROPOSAL:
                    LIQUIDATION AND DISSOLUTION OF THE FUND

At the quarterly meeting of the Board held on May 5-7, 2015, the Directors approved a proposal to liquidate and dissolve the Fund (the proposed liquidation and dissolution, the "Liquidation") pursuant to a Plan of Liquidation and Dissolution (the "Plan"), a form of which is attached to this Proxy Statement as Exhibit A, subject to the approval of the Fund's shareholders at the Meeting. Under Maryland law and the Fund's Charter, the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast by the Common Shareholders and Preferred Shareholders, voting together as a single class. At the Meeting, shareholders will be asked to approve the Liquidation and the Plan, which are described in this Proxy Statement. The Directors unanimously recommend that you vote FOR the Liquidation.

Background

The Fund, a corporation organized under the laws of Maryland, commenced operations in 2002. The Fund's investment objective is to seek to provide high current income exempt from regular federal, New York State and New York City income tax. As of April 30, 2015, the Fund had assets totaling $111.22 million, with approximately $70.42 million held in shares of common stock and approximately $40.8 million held in shares of preferred stock. Although the Fund has had a relatively small asset size since its inception, the Fund's shareholder base has changed significantly over the past few years. As of April 30, 2015, three individual shareholders owned approximately 26% of the Fund's common shares, institutional shareholders (including activists and institutions that tend to support activists in any vote) own approximately 34% of the Fund's common shares, and one activist Preferred Shareholder owned approximately 52% of the Fund's preferred shares (enabling such shareholder to elect two Directors to the Board at the Fund's annual shareholder meeting in
2016). The Adviser believes that continued or increasing ownership of the Fund by activist shareholders, and providing a single Preferred Shareholder with the opportunity to elect two Directors, will have significant adverse consequences for the Fund. In addition to these changes in the Fund's shareholder base, in recent years, the Fund's shares have traded at a discount to their net asset value ("NAV"). As of April 30, 2015, the discount was 4.19%. For the years ended 2014 and 2013, the average discount was 11.01% and 8.06%, respectively. The Board has considered, and discussed with management of the Fund, a variety of measures designed to reduce or eliminate the discount and activist stockholder base. These measures included, in addition to liquidation, merging the Fund with another fund inside or outside the AB Fund Complex (i.e., the group of funds managed by AllianceBernstein L.P., the Fund's investment adviser (the "Adviser")), converting the Fund to an open-end fund and commencing a tender offer. However, the Board concluded that it would not be advisable to implement any of these alternative measures for the reasons summarized below under "Board Considerations in Approving the Proposed Liquidation."

The Board believes that the Fund's historical performance and distribution history have delivered significant value to shareholders since the Fund's inception. However, having considered the Fund's size, increasingly significant ownership of the Fund by activist shareholders (and the potential effects of such ownership), the recent trading discount, and the opportunity for shareholders to realize full NAV for their common shares through the Liquidation, Fund management and the Board determined that, on balance, liquidation and dissolution would be in the best interests of the Fund and its shareholders. In light of this conclusion, and after careful deliberation, the Board declared advisable, approved, and recommended that Fund shareholders approve, the liquidation and dissolution of the Fund.

Board Considerations in Approving the Proposed Liquidation

In determining that the Liquidation is in the best interests of the Fund and its shareholders, and in approving, and recommending that shareholders approve, the Liquidation and the Plan, the Board considered, among other factors:

  . Small Asset Size of the Fund/Current Shareholder Base. The Adviser discussed with the Board that, as of April 30, 2015, excluding its outstanding shares of preferred stock, the Fund had only $70.42 million in assets. The Fund's relatively small size makes it vulnerable to shareholder activist activities. The Adviser also noted that the Fund now has three shareholders with substantial holdings that, as of April 30, 2015, together owned about 26% of the outstanding shares of the Fund's common stock, and one Preferred Shareholder that owned 52% of the shares of the Fund's preferred stock. The Board considered that any activist activities of such shareholders could adversely affect the Fund, including by causing the Fund to incur costs of proxy contests or other activities.

  . Realization of Net Asset Value. The Adviser discussed with the Board that, if approved by the Fund's shareholders, the Liquidation will allow shareholders to realize NAV for their common shares, and avoid the discount to NAV that shareholders would currently realize if they sold their shares in the market. In addition, Preferred Shareholders would receive the liquidation preference amount for their shares of $25,000 per preferred share.

  . Orderly Liquidation Process. If the Liquidation is approved at the Meeting, management of the Fund will, under the oversight of the Directors and the Fund's officers, take steps to sell the Fund's portfolio securities, discharge (or arrange for the payment of) the Fund's liabilities, and distribute to shareholders their Liquidating Distributions (as defined below) from the Fund's remaining assets, as described below under "Summary of the Plan." The Board believes that such an orderly liquidation of the Fund's portfolio holdings will provide greater shareholder value than alternative measures to address the Fund's size, activist shareholders and trading discount, such as open-ending the Fund or conducting a tender offer.

  . Tax Consequences. The Board considered the Adviser's representation that, if the Liquidation is approved, the Fund would intend to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final fiscal period preceding its liquidation. As a result, the Fund may need to distribute any undistributed net investment income and/or any undistributed net realized gains to shareholders in connection with the Liquidation. As of February 28, 2015, the Fund had net unrealized gains of approximately $7.495 million, net realized gains of approximately $50,000 and a capital loss carryforward of approximately $3.45 million, thereby requiring the Fund to make a capital gains distribution of approximately $4.095 million in connection with the Liquidation. The Board also considered the Adviser's expectation that the Fund will pay an income dividend (substantially all of which is expected to be characterized as an exempt-interest dividend) of approximately $0.05597 in August or September, 2015 in the ordinary course of business, and that no income dividend will be required at the time of the Liquidation. At the shareholder level, the tax consequences of the Liquidation will depend upon the difference between the proceeds a shareholder receives in the Liquidation and the shareholder's adjusted tax basis in the Fund's shares for U.S. Federal income tax purposes.

  . Alternative Measures. As noted above, the Directors considered, and discussed with Fund management, a variety of alternatives designed to address, among other things, the Fund's size, leverage, activist shareholders, and trading discount. In addition to liquidation, the Board considered a possible merger with other closed- and open-end funds within and outside the AB Fund Complex, converting the Fund from a closed-end investment company to an open-end investment company, commencing a tender offer or conducting open market purchases. However, the Directors determined that none of these measures were advisable because, among other things:

     . Merger into an AB Closed-End Fund--The Board considered that it is a policy of the Fund to invest, under normal conditions, at least 80% of its net assets in municipal bonds paying interest that is exempt from regular federal, New York State and New York City tax, and that, currently, no other closed-end fund within the AB Fund Complex has a similar investment focus on New York State or New York City municipal securities. The Adviser discussed with the Board that Fund shareholders currently benefiting from the New York state income tax exemptions for income paid by the Fund would lose such benefits in the event that the Fund were to merge into a closed-end fund that does not invest in New York state-related issuers. The Adviser also discussed with the Board that, under current market conditions and for the foreseeable future, the combination of the Fund's assets (which, due to the Fund's focus on New York state-related issuers, generally pay lower rates of interest than municipal securities of other issuers elsewhere in the United States) into a national municipal closed-end fund within the AB Fund Complex, would, even if optimally repositioned in advance, reduce the earnings power of this closed-end fund significantly enough to trigger a possible reduction in that fund's dividend. Accordingly, it is likely that this closed-end fund would not only derive few benefits from acquiring the Fund's assets, but could also incur substantial disruption to its own portfolio.

        In addition, the Adviser discussed with the Board that the Fund's activist shareholders are unlikely to respond favorably to a proposal to merge the Fund with a closed-end fund with shares trading at a similar or larger discount. This lack of support would make it difficult to obtain the affirmative vote of a majority of the Fund's outstanding shares necessary to approve such a merger. The Adviser believes that obtaining approval from activist shareholders would be particularly difficult without first conducting a significant tender offer at or close to NAV for the Fund's common shares. Such a tender offer would only further reduce the Fund's assets, thereby increasing the difficulty and expense of successfully completing a merger.

     . Merger into an AB Open-End Fund--The Adviser discussed with the Board the option of merging the Fund into an open-end municipal fund within the AB Fund Complex and the challenges presented by such a transaction. The Adviser and the Board determined that the majority, if not most, of the Fund's shareholders would likely redeem their shares of the open-end fund upon consummation of such a merger, thereby causing the open-end fund to derive few benefits from the acquisition of the Fund's assets and to potentially incur substantial and possibly expensive portfolio disruption. The Adviser also discussed with the Board that it was unlikely such a combination could be accomplished on a tax-free basis. In addition, a merger with an open-end fund would require the affirmative vote of 75% of the Fund's outstanding shares, a voting threshold which the Adviser believes would be difficult to obtain.

     . Merger Outside the AB Fund Complex--The Adviser discussed with the Board that, given the Fund's small size and investment strategy, and for the reasons noted by the Adviser in its consideration of a merger with another AB fund, the Fund would not be an attractive candidate for a merger with another fund outside of the AB Fund Complex.

     . Conversion to an Open-End Fund--The Board believes that given its asset size, converting the Fund to an open-end fund would cause the Fund to become a less desirable investment for long-term shareholders, as the change to open-end status would lead to a significant reduction in the Fund's assets (due to redemptions) and a substantial increase in its expense ratio (because open-end funds have much higher transfer agency, distribution and shareholder servicing costs than closed-end funds). The Fund would also be limited in its use of leverage. In addition, it was likely that, to attract new investors as an open-end fund, the Fund would need to adopt a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to which the Fund would incur distribution servicing fees of up to 0.25% per year. The Board considered that open-ending the Fund would allow shareholders seeking liquidity to redeem their shares at NAV following the effective date of open-ending. The Adviser discussed with the Board that, based on the

        Adviser's expectations, institutional shareholders owning approximately 34% of the Fund's shares would redeem their investment at NAV as soon as the open-ending was accomplished. In addition, based on its experience with prior open-endings of closed-end funds, the Adviser believes that a substantial portion of the Fund's individual shareholders, in addition to the institutional shareholders, would redeem their shares shortly after open-ending. Furthermore, the Fund would be required to redeem the Fund's preferred shares in the event the Fund were converted to an open-end fund. The Adviser estimates that, in the event the Fund were open-ended and subject to distribution servicing fees of 0.25%, the Fund's operating expenses would increase by approximately 10% if only 40% of the Fund's shareholders redeemed their shares. The Board considered the Adviser's assessment that the Fund's investment strategy would be unlikely to attract sufficient investor interest in the Fund to offset ongoing redemptions, nor would it appreciably increase the size of the Fund through new sales. The Board also believes that the Fund would be required to hold significantly higher cash balances than it does currently to deal with possible redemptions, and would pay lower dividends. Furthermore, converting into an open-end fund would require the affirmative vote of 75% of the Fund's outstanding shares, a voting threshold which the Adviser believes would be difficult to obtain. The Board agreed with the Adviser's view that open-ending is not in the Fund's or its shareholders' best interests.

     . Tender Offer and Open Market Purchases--The Board believes that a significant tender offer for common shares of the Fund resulting in a drastic reduction in the size of the Fund would result in increased costs for long-term shareholders who do not tender. The Adviser discussed with the Board that, to finance such a tender offer, the Fund would likely need to liquidate a significant portion of its portfolio holdings in a relatively short time to raise cash to meet tender requests, and that such a sale of portfolio securities could exert downward pressure on the prices of certain portfolio securities, thereby increasing the amount of such securities that the Fund would be required to sell. In addition, the sale of a significant portion of the Fund's portfolio and the subsequent distribution of cash to satisfy tender requests would reduce the Fund's total assets significantly, which would likely cause the Fund's expense ratio to increase.

        In addition, the Adviser discussed with the Board that the reduction in the Fund's discount over the last twelve months may be the result of trading activity by large activist shareholders, and that while a tender offer or open market purchase might result in a further reduction in the discount in the short term, it is unlikely to have a lasting effect.

     . Other Changes--The Board also considered potential changes in the policies and strategies of the Fund that would allow more flexibility and opportunistic investments for the Fund. However, the Adviser did not believe that any such changes would result in added value on a short-term or long-term basis, or ameliorate the Fund's size issues.

  . Growing Activist Shareholder Base. As noted above, recent public filings indicate that a significant portion of the Fund's common shares are held by certain shareholders that may have an agenda that is different from the Adviser's long-term approach to managing the Fund's portfolio and maximizing value for all shareholders. In addition, there are a number of other shareholders that are activists or institutions that tend to support activists. These shareholders are unlikely to support a proposal to merge the fund with another closed-end fund or, absent a significant tender offer, an open-end fund. Furthermore, one Preferred Shareholder currently owns a sufficient number of shares of preferred stock to enable it to elect two Directors at the annual meeting of the Fund's shareholders in 2016. The Board believes that liquidating the Fund would avoid legal or other costs that could result from activist shareholder activities. The Adviser discussed with the Board that any such activities were ultimately likely to result in a liquidation of the Fund, but at a greater cost to the Fund and its shareholders than the Liquidation provided for under the Plan.

  . Terms and Conditions of the Plan. The Board considered the terms and conditions of the Plan, including that the Plan contemplates that the costs of the liquidation (which consist largely of legal, printing and proxy solicitation expenses), estimated to be approximately $150,000, will be paid by the Fund. The costs relating to the Liquidation are not expected to have a material effect on the liquidating distributions to shareholders.

  . Insurance Policies. The Adviser has agreed to maintain insurance policies covering the Fund and its Directors for any claims relating to acts and omissions prior to the Liquidation relating to the Fund for a period of at least six years following the Liquidation.

Following discussions with management, the Board, including all of the Directors who are not "interested persons" (as that term is defined in the 1940
Act) of the Fund (the "Independent Directors"), with the advice and assistance of independent counsel, approved the Liquidation and the Plan, and directed that they be submitted for the vote of the Fund's shareholders. If the Liquidation is approved at the Meeting, management, under the oversight of the Board and officers of the Fund, will proceed to wind up the Fund's affairs as soon as reasonably practicable thereafter in a timeframe that allows for an orderly liquidation of portfolio holdings. The Fund cannot predict at this time how long it will take to accomplish an orderly liquidation under then-existing market conditions. If the Liquidation is not approved by shareholders, the Directors will consider whether another course of action would benefit the Fund and its shareholders.

Summary of the Plan

If the Liquidation is approved by shareholders, the liquidation and dissolution of the Fund would be effected in accordance with the terms of the Plan, which has been approved by the Board and is summarized below. This summary is not complete, and is qualified in its entirety by reference to the Plan, a form of which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the Plan in its entirety.

Effective Date and Cessation of the Fund's Activities as an Investment Company. If approved by shareholders at the Meeting, the Plan will become effective at the close of business on or about August 3, 2015 (the "Effective Date") or, in the event the Meeting is postponed or adjourned, the Effective Date of the Plan shall be the date that the Liquidation meets the required vote for approval. After the Effective Date, the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities, including any contingent liabilities, and distributing its remaining assets to shareholders in accordance with the Plan. The Fund is unable to predict when a complete liquidation of its portfolio holdings will be accomplished.

Closing of Books and Transfer and Trading of Shares. For purposes of determining the shareholders of the Fund entitled to receive payment of all Liquidating Distributions, the proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates, and shares of the Fund's common stock will cease to be traded on the New York Stock Exchange (the "NYSE"). Prior to the Effective Date, the NYSE may remove the Fund's shares from listing at any time if an event shall occur or conditions exist that, in the opinion of the NYSE, make further dealings on the NYSE inadvisable. The Fund expects that the shares will continue trading on the NYSE until the Effective Date and will not trade thereafter.

Liquidating Distributions. Within a reasonable period after the Effective Date, the Fund will determine, and pay or provide for the payment of, all charges, taxes, expenses, liabilities and reserves, whether due or accrued or anticipated, of the Fund. Such liabilities and expenses of the Fund will include the costs relating to the Liquidation, which are estimated to be approximately $150,000. The costs relating to the Liquidation are not expected to have a material effect on the liquidating distributions to shareholders. As soon as reasonably practicable after the Determination Date and following the payment or other provision for all liabilities and expenses of the Fund, the remaining assets of the Fund will be distributed to, or for the account of, first, the Preferred Shareholders, and second, after determination of any dividend to be paid pursuant to the Plan, the Common Shareholders (each distribution, a "Liquidating Distribution").

In accordance with the Fund's Charter, Preferred Shareholders are entitled to receive $25,000 per preferred share, plus an amount equal to all accumulated but unpaid dividends on such preferred shares (whether or not earned or declared), upon the liquidation, dissolution or winding up of the affairs of the Fund. In the event that the assets of the Fund available for distribution to the Preferred Shareholders are insufficient to pay in full the amounts to which the Preferred Shareholders are entitled under the Charter, then payment will be made pro rata among all such Preferred Shareholders. After Liquidating Distributions have been made to all Preferred Shareholders, the Fund's remaining assets will be distributed to Common Shareholders in one or more cash payments in complete liquidation of the Fund.

Shareholders will receive information concerning the sources of the Liquidating Distribution. Upon filing of the Articles of Dissolution, all outstanding shares of the Fund will be deemed cancelled.

Deregistration under the 1940 Act. As soon as practicable after the Effective Date and the completion of the implementation of the Plan, steps will be taken to deregister the Fund as an investment company under the 1940 Act.

Other Actions. The officers of the Fund will take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of the Plan.

Federal Tax Consequences

The following is only a general summary of the significant United States federal income tax consequences of the Plan to the Fund and its shareholders and is limited in scope. This summary is based on the federal tax laws and applicable Treasury regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its shareholders that will result from the Fund's liquidation. The statements below are not binding upon the IRS or a court, and there is no assurance that the IRS or a court will not take a view contrary to those expressed below. This summary assumes that a shareholder holds shares in the Fund as a capital asset for United States federal income tax purposes.

This summary addresses significant federal income tax consequences of the Plan, but does not discuss state or local tax consequences of the Plan. Implementing the Plan may impose unanticipated tax consequences on shareholders or affect shareholders differently, depending on their individual circumstances. Shareholders are encouraged to consult with their own tax advisors to determine the particular tax consequences that may be applicable in connection with the Plan.

If the Liquidation is approved by shareholders and the Fund proceeds to liquidate and dissolve, the Fund intends to continue to satisfy all of the qualification requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, for its final taxable year. Accordingly, the Fund expects that it will not be taxed on any capital gains realized from the sale of the Fund's assets or ordinary income that the Fund timely distributes to shareholders. Prior to making Liquidating Distributions to shareholders, the Fund intends to declare dividends necessary to satisfy the income and excise tax distribution requirements for its final taxable year, and to make any such distribution either prior to or at the time of the Liquidating Distributions.

Each shareholder who receives a Liquidating Distribution will generally recognize gain (or loss) for federal income tax purposes equal to the amount by which the amount of the Liquidating Distribution exceeds (or is less than) the shareholder's adjusted tax basis on his or her liquidating Fund shares. Any gain or loss realized by a shareholder on the Liquidating Distribution generally will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the Liquidating Distributions will be treated as short-term capital gain or loss.

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any shareholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.

Impact of the Plan on the Fund's Status under the 1940 Act and State Law

As noted above, the Plan provides that, on the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. A vote in favor of the Liquidation will constitute a vote in favor of the Fund's deregistration under the 1940 Act. Until the Fund's deregistration as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to the 1940 Act.

After the Effective Date, Articles of Dissolution will be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

Appraisal Rights

Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

The Board, including the Independent Directors, unanimously recommends that shareholders vote "FOR" the proposed Liquidation.

                     PROXY VOTING AND STOCKHOLDER MEETING

All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. If no specification is made on a properly executed proxy, it will be voted for the matters specified on the Proxy Card in the manner recommended by the Board. Accordingly, unless instructions to the contrary are marked on the proxies, all properly executed and timely received proxies will be cast in favor of the Liquidation. Any shareholder may revoke that shareholder's proxy at any time prior to exercise thereof by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) signing and delivering to the Secretary another proxy of a later date, or (iii) voting in person at the Meeting.

Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an "abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Approval of the Liquidation requires the affirmative vote of a majority of the votes entitled to be cast by the Preferred Shareholders and Common Shareholders voting together as a single class. Any abstention or broker non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against the Liquidation. Under Maryland law, the only matters that may be acted on at a special meeting of shareholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal that the Fund be liquidated and dissolved, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of a majority of the total outstanding shares of the Fund's common and preferred stock. In the event that (i) a quorum is not present at the Meeting; or (ii) a quorum is present but sufficient votes in favor of the position recommended by the Board for the Liquidation (as described in this Proxy Statement) have not been timely received, the Chairman of the Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Meeting up to 120 days after the Record Date, with no other notice than an announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote contrary to the position recommended by the Board will be voted against adjournment of the Meeting.

The Fund has engaged Computershare Fund Services ("Computershare"), to assist in soliciting proxies for the Meeting. Computershare will receive a total fee of approximately $30,000 for its services, which will be borne by the Fund. The Fund expects that the solicitation will be primarily by mail, but also may include telephone, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote. Officers of the Fund, or employees of Fund management, may also be involved in the solicitation of proxies.

Stock Ownership

The outstanding voting shares of the Fund as of the Record Date consisted of 4,836,261 shares of common stock and 816 shares of each of Auction Preferred Shares, Series M and Series T.

As of the Record Date, the Directors and officers of the Fund, both individually and as a group, owned less than 1% of the shares of the Fund. During the Fund's most recently completed fiscal year, the Fund's Directors as a group did not engage in the purchase or sale of more than 1% of any class of securities of the Adviser or of any of its parents or subsidiaries.

  INFORMATION AS TO THE INVESTMENT ADVISER AND THE ADMINISTRATOR OF THE FUND

The Fund's investment adviser is AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105. The Adviser also functions as the administrator to the Fund.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Fund is not aware of an untimely filing of a statement of initial beneficial ownership interest by any person subject to Section 16 under the Securities Exchange Act of 1934 during the Fund's fiscal year ended 2014.

                                 OTHER MATTERS

Under Maryland law, the only matters that may be acted on at a special meeting of shareholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the proposal that the Fund be liquidated and dissolved, no other business may properly come before the Meeting. If any such procedural matter requiring a vote of shareholders should arise, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

Based on public filings, as of May 31, 2015, the following shareholders held more than 5% of the Fund's shares:

                                                                                NUMBER OF
                    SHAREHOLDER (ADDRESS)                       CLASS OF SHARES  SHARES   PERCENTAGE
--------------------------------------------------------------- --------------- --------- ----------
Bulldog Investors, LLC, Bulldog Investors Group of Funds,        common stock    588,927    12.18%
 Phillip Goldstein, Andrew Dakos and Steven Samuels
 (Park 80 West-Plaza Two, 250 Pehle Avenue, Suite 708,
 Saddle Brook, New Jersey 07663)

First Trust Portfolios L.P., First Trust Advisors L.P. and The   common stock    383,157     7.92%
 Charger Corporation (120 East Liberty Drive, Suite 400,
 Wheaton, Illinois 60187)

Karpus Management, Inc., d/b/a/ Karpus Investment                common stock    282,896     5.85%
 Management (183 Sully's Trail, Pittsford, New York
 14534)

                                                                           NUMBER OF
                  SHAREHOLDER (ADDRESS)                    CLASS OF SHARES  SHARES   PERCENTAGE
---------------------------------------------------------- --------------- --------- ----------
Bulldog Investors, LLC (Park 80 West-Plaza Two, 250 Pehle  auction rate       848      51.96%
 Avenue, Suite 708, Saddle Brook, New Jersey 07663),       preferred stock
 Bulldog Investors Group of Funds (Park 80 West-Plaza
 Two, 250 Pehle Avenue, Suite 708, Saddle Brook, New
 Jersey 07663), Opportunity Partners LP (Park 80 West-
 Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook,
 New Jersey 07663), Full Value Partners LP (Park 80 West-
 Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook,
 New Jersey 07663), Steady Gain Partners LP (10
 Wenwood Drive, Brookville, New York 11545), Special
 Opportunities Fund, Inc. (615 East Michigan Street,
 Milwaukee, Wisconsin 53202), Phillip Goldstein (Park 80
 West-Plaza Two, 250 Pehle Avenue, Suite 708, Saddle
 Brook, New Jersey 07663), Andrew Dakos (Park 80 West-
 Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook,
 New Jersey 07663) and Steven Samuels (Park 80 West-
 Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook,
 New Jersey 07663)

Bank of America Corp. (Bank of America Corporate Center,   auction rate       589      36.10%
 100 North Tryon Street, Charlotte, North Carolina 28255)  preferred stock and Blue Ridge Investments, L.L.C. (214 North Tryon
 Street, Charlotte, North Carolina 28255)

UBS AG on behalf of UBS Securities LLC and UBS Financial   auction rate        97       5.94%
 Services Inc. (Bahnhofstrasse 45, P.O. Box CH-8049,       preferred stock
 Zurich, Switzerland)

      SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

If the Liquidation is approved at the Meeting, the Fund does not intend to hold another annual meeting. However, if the Liquidation is not approved or has not commenced, the Fund will hold an annual meeting. As noted in the proxy for the last annual meeting, proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Fund must be received by the Fund by October 26, 2015 for inclusion in the Fund's proxy statement and proxy card relating to that meeting. The submission by a shareholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. In addition, stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Fund's Bylaws. To be presented at the 2016 Annual Meeting of Stockholders, a shareholder proposal that is not otherwise includable in the Proxy Statement for the 2015 Annual Meeting must be delivered by a shareholder of record to the Fund no sooner than September 26, 2015 and no later than October 26, 2015.

The persons named as proxies for the 2016 Annual Meeting of Stockholders will, regarding the proxies in effect at the meeting, have discretionary authority to vote on any matter presented by a shareholder for action at that meeting unless the Fund receives notice of the matter no sooner than September 26, 2015 and no later than

October 26, 2015. If the Fund receives such timely notice, these persons will not have this authority except as provided in the applicable rules of the Securities and Exchange Commission.

                            REPORTS TO SHAREHOLDERS

The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of its latest annual report to shareholders and its subsequent semi-annual report to shareholders, if any, upon request and without charge. To request a copy, please call AllianceBernstein Investments, Inc. at
(800) 227-4618 or contact Maria Brison at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, New York 10105.

By Order of the Board of Directors,

Emilie D. Wrapp
Secretary

June 8, 2015
New York, New York

                                                                      EXHIBIT A

                  FORM OF PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the "Plan") of Alliance New York Municipal Income Fund, Inc. (the "Fund"), a Maryland corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the laws of the State of Maryland.

WHEREAS, on May 5-7, 2015, the Fund's Board of Directors (the "Board") unanimously determined that it is advisable to liquidate and dissolve the Fund; and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating and dissolving the Fund and has directed that the dissolution of the Fund be submitted to the stockholders of the Fund ("Shareholders") for their consideration;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective only upon the approval of dissolution of the Fund by an affirmative vote of a majority of the votes entitled to be cast on the matter by the holders of common stock of the Fund ("Common Shareholders") and holders of preferred stock of the Fund ("Preferred Shareholders"), voting as a single class, at a duly called meeting of the Shareholders at which a quorum is present. The day of such approval by the Shareholders is hereinafter called the "Effective Date."

2. Cessation of Business. After the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities, including any contingent liabilities, reducing the remaining assets of the Fund to distributable form in cash and distributing its remaining assets to, or for the account of, first, the Preferred Shareholders and second, the Common Shareholders, in each case as contemplated by Section 6 hereof.

3. Fixing of Interests and Closing of Books. For purposes of determining the Shareholders entitled to receive payment of all Liquidating Distributions (as defined below), the proportionate interests of Shareholders in the assets of the Fund shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date, or on such later date as may be determined by the Board (the "Determination Date"). On the Determination Date, the books of the Fund shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Shareholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares of common stock will cease to be traded on the New York Stock Exchange, Inc. (the "NYSE").

4. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors, if any, at their addresses as shown on the Fund's records, that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent that such notice is required under the Maryland General Corporation Law (the "MGCL").

5. Liquidation of Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall pay, or make reasonable provision to pay in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred (collectively, "Debts") prior to the date of the final Liquidating Distributions provided for in Section 6 below.

6. Liquidating Distributions. As soon as reasonably practicable after the Determination Date and following the payment or other provision for Debts of the Fund, the remaining assets of the Fund shall be distributed to or for the account of the Shareholders, at any one or more times, and shall proceed in the order of priority provided below (each a "Liquidating Distribution"):

A. First, to the Preferred Shareholders, the amount of $25,000 per share of preferred stock, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of such Liquidating Distribution, in same-day funds; and

B. Second, after determination of any dividend to be paid pursuant to Paragraph 6(A) of this Plan, all remaining amounts to the Common Shareholders, ratably according to the number of shares of common stock of the Fund held by such Common Shareholders on the Determination Date. In the event the assets of the Fund available for distribution upon liquidation to the Preferred Shareholders are insufficient to make full payments to which such holders are entitled in accordance with the Charter or By-Laws of the Fund, payment shall be made pro rata among all such Preferred Shareholders. It is intended that any and all amounts of a Liquidating Distribution to Preferred Shareholders comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

The Liquidating Distribution to Common Shareholders will include, if necessary, a dividend equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the "Code") on investment company taxable income and net capital gain for each of the Fund's (a) most recently completed taxable year, and (b) the subsequent taxable period ending on the Liquidation Date and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income. It is intended that any and all amounts of a Liquidating Distribution to Common Shareholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

7. Expenses of the Liquidation and Dissolution of the Fund. The Fund shall bear all of the expenses incurred in carrying out this Plan.

8. Deregistration under the 1940 Act. As soon as practicable after the Effective Date and upon completion of the Liquidating Distributions, the Fund shall take action to become deregistered as an investment company under the 1940 Act, and the officers of the Fund shall take such other actions as may be deemed necessary or advisable to carry out the provisions and purposes of this Plan.

9. Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund's known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Charter, including filing Articles of Dissolution with the State Department of Assessments and Taxation of Maryland. Once dissolved, if any additional assets remain available for distribution to the Shareholders, the Board may provide such notices to Shareholders and make such distributions in the manner provided by the MGCL.

10. Additional Tax Matters.

A. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331, or 332, as the case may be, and Section 562(b) of the Code.

B. Within thirty (30) days after the date of the adoption of this Plan by Shareholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

11. Additional Actions and Amendments. Without limiting the power of the Board under Maryland law and the Charter, the Board and, subject to the discretion of the Board or a duly authorized committee thereof, the officers of the Fund, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Maryland law, the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the NYSE. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing Liquidating Distributions) as may be necessary or appropriate to effect the liquidation and dissolution of the Fund and the distribution of its net assets to Shareholders in accordance with the purposes to be accomplished by the Plan.

                  TABLE OF CONTENTS                      PAGE
                  -------------------------------------- ----
                  Introduction..........................   1
                  Proposal: Liquidation and Dissolution
                   of the Fund..........................   2
                  Proxy Voting and Stockholder
                   Meeting..............................  10
                  Information as to the Investment
                   Adviser and the Administrator of
                   the Fund.............................  12
                  Section 16(a) Beneficial Ownership
                   Reporting Compliance.................  12
                  Other Matters.........................  12
                  Submission of Proposals for the Next
                   Annual Meeting of
                   Stockholders.........................  13
                  Reports to Shareholders...............  14
                  Exhibit A--Form of Plan of
                   Liquidation and Dissolution.......... A-1


                                  ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.

--------------------------------------------------------------------------------

[LOGO]
[A/B]


--------------------------------------------------------------------------------
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

JUNE 8, 2015

                     EVERY STOCKHOLDER'S VOTE IS IMPORTANT


                                                       EASY VOTING OPTIONS:

                                                      VOTE ON THE INTERNET
                                                           Log on to:
                                                      www.proxy-direct.com
                                                      --------------------
                                                      or scan the QR code
                                               Follow the on-screen instructions
                                                       available 24 hours


                                                          VOTE BY PHONE
                                                      Call 1-800-337-3503
                                                Follow the recorded instructions
                                                       available 24 hours


                                                          VOTE BY MAIL
                                             Vote, sign and date this Proxy Card
                                               and return in the postage-paid
                                                          envelope


                                                         VOTE IN PERSON
                                                   Attend Stockholder Meeting
                                                  1345 Avenue of the Americas
                                                           41st Floor
                                                       New York, NY 10105
                                                       on August 3, 2015


                  Please detach at perforation before mailing.




LOGO                ALLIANCE NEW YORK MUNICIPAL INCOME FUND, INC.          PROXY
[A/B]PROXY CARD           SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON AUGUST 3, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND. The undersigned stockholder of Alliance New York Municipal Income Fund, Inc. (the "Fund"), a Maryland corporation, hereby appoints Nancy Hay and Carol Rappa, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of the Fund (the "Meeting") to be held on Monday, August 3, 2015, at 3:30 p.m., Eastern Time at the offices of the Fund, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

Receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement is hereby acknowledged. The shares represented hereby will be voted as indicated or FOR the Proposal if no choice is indicated.

                                   VOTE VIA THE INTERNET: www.proxy-direct.com
                                   VOTE VIA THE TELEPHONE:  1-800-337-3503

                                   -------------------     ---------------------
                                   |                 |     |                   |
                                   -------------------     --------------------

                                   Note: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.


                                     -------------------------------------------
                                     Signature and Title, if applicable


                                     -------------------------------------------
                                     Signature (if held jointly)


                                     -------------------------------------------
                                     Date                      ALL_26702_060815

                     EVERY STOCKHOLDER'S VOTE IS IMPORTANT

   Important Notice Regarding the Availability of Proxy Materials for the
           Alliance New York Municipal Income Fund, Inc.
         Special Meeting of Stockholders to Be Held on August 3, 2015.

     The Proxy Statement and Proxy Card for this meeting are available at:
                         www.proxy-direct.com\ALL-26702
                         ------------------------------



                  IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
                      YOU NEED NOT RETURN THIS PROXY CARD







                  Please detach at perforation before mailing.



PLEASE MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. EXAMPLE: [  ]

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                                                          FOR   AGAINST  ABSTAIN

1. To approve a proposal to liquidate and dissolve        [  ]   [  ]     [  ]
   the Fund (the "Liquidation") pursuant to the Plan of Liquidation and Dissolution (the "Plan").














             WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY
                           PROMPTLY ALL_26702_060815